                                                                    EXHIBIT 10.4

                                     FORM OF
                         DEFERRED COMPENSATION AGREEMENT


         This Agreement, effective _______________, is entered into between Texas United Bancshares, Inc. (the "Holding Company"), with its principal place of business in La Grange, Texas, and ______________, a director of the Holding Company (hereinafter referred to as the "Director").

         WHEREAS, the Director has served on the Board of Directors of the Holding Company (hereinafter referred to as the "Board"), and for whom the Board wishes to provide additional incentives for the Director's continued service; and

         WHEREAS, the Director has contributed to the success and profitability of the Holding Company and is expected to continue such contribution; and

         WHEREAS, the Holding Company and the Director desire to set forth their agreement as to deferring a portion of the Director's fees as a deferred compensation plan and to provide certain additional benefits in the case of the Director's death while serving as a Director of the Holding Company.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Holding Company and the Director agree as follows:

         1. Director agrees to a reduction of the current payment of his compensation for service on the Board by _______________________________________
($________) per year for a period of _____ (__) years, or such other amount as shall be elected by the Director in a signed writing delivered to the Holding Company, and to defer receipt of such amount until paid to him pursuant to later provisions of this Agreement. Compensation reductions under this Agreement shall cease at the end of the deferral period or after said Director attains age _______ (__). The Director may change the amount of or suspend future deferrals with respect to fees and retainers earned for calendar years commencing after the date of change or suspension as he may specify by written notice to the Holding Company. Following any such suspension, the Director may make a new election to again become a deferral participant; however, the election to defer shall be irrevocable for the particular year, and must be made prior to the beginning of the calendar year.

         2. The Holding Company will record amounts deferred pursuant to section 1 in a separate Account (hereinafter referred to as the "Account") on the books of the Holding Company.

         3. Until all amounts held in the Account are fully paid out pursuant to later provisions of this Agreement, the Holding Company will credit interest to the Account at a rate of ten percent (10%) per annum, compounded monthly.

         4. The Account will be segregated from other assets owned by the Holding Company only by way of its identification on the books and records of the Holding Company as a liability of the Holding Company to the Director, and the Account will be subject to the claims of general creditors of the Holding Company.

         5. Amounts held in the Account will be payable to the Director upon the first to occur of the following events:

                  (a) Termination of the Director's membership on the Board of the Holding Company; or

                  (b) Termination of this Agreement pursuant to Section 14; or

                  (c) At the first of the month next following the Director's __________ (____) birthday.

         6. Upon the occurrence of an event described in section 5, the Holding Company will pay to the Director pursuant to section 7 amounts held in the Account. However, if the Director dies prior to termination of his membership on the Board and prior to attainment of age _______ (__), and at the time of such death this Agreement has not been terminated or modified, the amount payable to Director's beneficiary shall be the projected benefit based upon the original deferral amount approved by the Board at plan inception and stated in Addendum
A. If the designated beneficiary dies before receiving all one hundred twenty
(120) monthly installments, the Holding Company shall pay the remaining installments to the personal representative of the estate of the designated beneficiary. Payments to the Director's designated beneficiary shall begin the first day of the month following the month of the death of the Director; provided, however, that anything hereinabove to the contrary notwithstanding, no projected benefit shall be payable hereunder if it is determined that the Director's death was caused by suicide on or before the ___ day of __________, ____. If suicide is the cause of death on or prior to the ___ day of _________,
____, then the Director's beneficiary will receive as their sole benefit the Account balance referenced in section 2. In the event of the death of the Director after attaining age _______ (__) and the Director has been receiving payments described in section 7, such payments shall continue to be made for the remaining period of time to the Director's designated beneficiary.

         7. Amounts payable to the Director upon the occurrence of an event described in section 5 shall be paid promptly to the Director in substantially equal monthly installments over a ten (10) year period. Notwithstanding the preceding, if the Director's service to the Holding Company is terminated for any reason (whether or not for cause, and whether or not voluntarily) prior to the Director attaining the age of _______ (__) other than for death, disability, or early retirement, amounts payable to the Director shall be paid in a lump sum within six (6) months of the Director's date of termination. If the Director's service to the Holding Company is terminated prior to attaining age _______ (__) due to disability or early retirement, the Holding Company, in its sole discretion, may defer payment until Director attains age _______ (__). If the Director dies prior to age _______ (__), the Holding Company's only obligation is to pay the amount in the Account referenced in section 2 in a lump sum to said Director's designated beneficiary.

         8. Director may request in a signed writing delivered to the Board, that the Holding Company pay a hardship distribution to the Director from amounts held in the Account. Hardship means an unforeseen event or situation that creates an extraordinary financial need that cannot reasonably be met by other resources of the Director. The Board shall elect in its sole discretion whether or not to grant such request.

         9. Any amounts payable to the Director's designated beneficiary pursuant to this Agreement will be paid to the beneficiary designated by the Director in a signed writing delivered to the Holding Company. Director has the right to change his beneficiary designation by delivering to the Holding Company a subsequent signed writing. If Director does not designate a beneficiary in the manner described in this section, or if the designated beneficiary has predeceased the Director, then amounts payable hereunder will be payable first to the Director's surviving spouse; and if the Director has no surviving spouse, then such amounts will then be payable to the Director's estate or as provided by a decree of distribution or other proper order by the court having jurisdiction of such estate. No one other than the Director shall have any right to designate a beneficiary.

         10. The right to receive payments under this Agreement shall not be assigned or encumbered, or subject to anticipation, garnishment, attachment, or any other legal process of creditors of the Director or of any designated beneficiary. If the Director or a designated beneficiary attempts to assign such right, the Board, in its sole discretion, may suspend, reduce or terminate any or all rights created by this Agreement as to the Director or the designated beneficiary attempting said assignment.

         11. Nothing in this Agreement shall be construed as giving the Director the right to be retained on the Holding Company's Board. The Director shall remain subject to discharge at any time and to the same extent as if this Agreement had not been executed.

         12. The Holding Company does not assure or guarantee the tax consequences of payments provided hereunder or matters beyond its control, and the Director certifies that his decision to reduce and defer receipt of his compensation is not due to any reliance upon financial, tax or legal advice given by the Holding Company or any of its employees.

         13. This Agreement may be amended at any time by the Holding Company in writing; however, no amendment may be made which will reduce amounts payable to Director or his designated beneficiary below the then Account balance, without such person's written consent.

         14. This Agreement may be terminated by the Board upon ninety (90) days advance written notice to the Director. If this Agreement is terminated by the Board, then at the Board's sole discretion it may distribute the Director's Account to the Director in a lump sum within six (6) months of termination.

         IN WITNESS WHEREOF, the parties hereof have entered into this Agreement at Texas United Bancshares, Inc., La Grange, Texas, as of the date first above written.


                                     TEXAS UNITED BANCSHARES, INC.


                                     BY:
                                         ---------------------------------------
                                     ITS:
                                          --------------------------------------






                                     -------------------------------------------
                                     [NAME]

                             BENEFICIARY DESIGNATION

I, ______________, designate the following as beneficiary of any death benefits payable under the Deferred Compensation Agreement between myself and Texas United Bancshares, Inc., La Grange, Texas:

Primary Beneficiary

Name                                         Relationship
     --------------------------------------               ---------------------

Address
        -----------------------------------------------------------------------

Contingent Beneficiary (to receive the benefits if there is no surviving Primary Beneficiary)

Name                                         Relationship
     --------------------------------------               ---------------------

Address
        -----------------------------------------------------------------------


NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE AND THE EXACT DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Holding Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

                                     Consented to by Director's spouse:
Director's Signature:                Spouse's Signature:


---------------------------   -------------------------------------------------
[Name]


Date:                         Date:
      ---------------------         -------------------------------------------


Accepted by the Holding Company this ____ day of ________________, ________.


By:
    ----------------------------------------


Title:
       -------------------------------------

                                   ADDENDUM A


The greater of: (i) _______________________________________ Dollars ($______)
per month for one hundred twenty (120) months; or, (ii) payment of the Account in substantially equal monthly installments over a period of one hundred twenty
(120) months, with interest credited to any unpaid portion of the Account in accordance with section 3 of this agreement.